Exhibit 99.1

WisdomTree Announces First Quarter 2026 Results

Record AUM of $152.6 Billion

Diluted Loss Per Share of ($0.17); Adjusted Earnings Per Share of $0.27

17% Annualized Organic Flow Growth Rate

Operating Margin Expanded by 560 bps Year over Year; or 770 bps, on an Adjusted Basis

New York, NY – (Business Wire) – May 1, 2026 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the first quarter of 2026.

($23.1) million of net loss ($40.6(1) million of net income, as adjusted), including a loss on extinguishment of convertible notes of $62.3 million, comprised of a loss on extinguishment of $16.9 million associated with the repurchase of $75.0 million in aggregate principal amount of our 3.25% convertible senior notes due 2026 (the “2026 Notes”) and a $45.4 million inducement expense related to the repurchase of $275.0 million in aggregate principal amount of our 3.25% convertible senior notes due 2029 (the “2029 Notes”). See “Non-GAAP Financial Measurements” for additional information.

$152.6 billion of ending AUM, an increase of 5.6% from the prior quarter arising primarily from net inflows and market appreciation.

$5.9 billion of net inflows, primarily driven by inflows into our international developed equity, fixed income and leveraged and inverse products across the United States and Europe.

0.36% average advisory fee, a 1 basis point increase from the prior quarter.

0.42% revenue yield(2), unchanged from the prior quarter.

$159.5 million of operating revenues, an increase of 8.2% from the prior quarter due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).

84.4% gross margin(1), a 1.2 point increase from the prior quarter primarily due to higher revenues.

37.2% operating income margin (39.3%(1) as adjusted), a 3.3 point decrease (2.4 point decrease, as adjusted) from the prior quarter primarily due to seasonally higher compensation expense.

$603.75 million issuance of convertible senior notes due 2031 (the “2031 Notes”), bearing interest at a rate of 4.50% and issued with a conversion price of $21.58 per share. Concurrent with the issuance of the 2031 Notes, we completed separate, privately negotiated transactions with certain holders of our outstanding 2026 Notes (conversion price of $11.04 per share) to exchange $75.0 million in aggregate principal amount of the 2026 Notes for approximately 6.81 million shares of our common stock and with certain holders of our outstanding 2029 Notes (conversion price of $11.82 per share) to exchange $275.0 million in aggregate principal amount of the 2029 Notes for approximately $302.7 million in cash and approximately 4.19 million shares of common stock.

$0.03 quarterly dividend declared, payable on May 27, 2026 to stockholders of record as of the close of business on May 13, 2026.

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Update from Jarrett Lilien, WisdomTree President and COO

“This was another quarter of consistent, broad-based execution, with nearly $6 billion of net inflows and continued momentum across the business. What stands out most is the quality and breadth of those flows, with clients engaging across asset classes, geographies and use cases. That speaks to the strength of our platform and our ability to generate growth across market environments. We are not reliant on any single product or theme – our business is becoming increasingly diversified, resilient and positioned to scale.”

Update from Jonathan Steinberg, WisdomTree CEO

“We delivered another quarter of strong execution in a volatile environment, reinforcing the strength of a business that is becoming more diversified, more durable and increasingly capable of compounding growth over time. Our strategy is centered on building a high-quality growth platform – combining organic momentum with disciplined, strategic acquisitions like Ceres Partners and Atlantic House that expand our capabilities, enhance our economics and accelerate our long-term trajectory. We believe this positions WisdomTree to deliver sustained growth, margin expansion and increasing earnings power.”

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OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$152.6	$144.5	$137.2	$126.1	$115.8
Net inflows/(outflows)	$5.9	$(0.3)	$2.2	$3.5	$3.1
Average AUM	$154.7	$140.7	$130.8	$119.2	$114.6
Average advisory fee	0.36%	0.35%	0.35%	0.35%	0.35%
Revenue yield(2)	0.42%	0.42%	0.38%	0.38%	0.38%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$159.5	$147.4	$125.6	$112.6	$108.1
Net (loss)/income	$(23.1)	$40.0	$19.7	$24.8	$24.6
Diluted (loss)/earnings per share	$(0.17)	$0.28	$0.13	$0.17	$0.17
Operating income margin	37.2%	40.5%	36.3%	30.8%	31.6%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$159.5	$147.4	$125.6	$112.6	$108.1
Gross margin	84.4%	83.2%	82.2%	81.1%	80.8%
Net income, as adjusted	$40.6	$41.2	$34.5	$25.9	$23.0
Diluted earnings per share, as adjusted	$0.27	$0.29	$0.23	$0.18	$0.16
Operating income margin, as adjusted	39.3%	41.7%	38.3%	32.5%	31.6%

RECENT BUSINESS DEVELOPMENTS

Company News

• In February 2026, WisdomTree launched 24/7 trading and instant settlement capabilities for the WisdomTree Treasury Money Market Digital Fund (WTGXX), marking the first time registered tokenized mutual fund shares have been permitted to trade and instantly settle 24/7 within the U.S. regulatory perimeter via a dealer-principal liquidity model.

• Our digital money market fund (WTGXX) continues to gain traction across new applications, with third parties exploring both real-world and on-chain use cases:

o In March 2026, WTGXX was included in a first-of-its-kind payroll pilot conducted by Plume and Toku, allowing employees to elect to receive a portion of compensation in yield-bearing fund shares and demonstrating how tokenized assets may interact with payroll workflows;

o In April 2026, WTGXX was referenced as part of the reserve framework for LotusUSD within Lotus’ DeFi lending protocol, reflecting one of the early instances of a money market fund being referenced within decentralized finance infrastructure; and

o In April 2026, WTGXX was made available through Stable Sea’s platform, expanding access for businesses to access the fund within treasury and cash management workflows.

• In March 2026, WisdomTree and Halo Investing, Inc. collaborated to launch a first-of-its-kind defined outcome SMA strategy, expanding access to innovative advisor solutions.

• Also in March 2026, we entered into a definitive agreement to acquire Atlantic House Holdings Limited (“Atlantic House”), a London-based active manager specializing in defined outcome and derivatives-driven investment strategies; and we completed a private offering of $603.75 million in aggregate principal amount of our 2031 Notes and concurrently repurchased $75.0 million in aggregate principal amount of our 2026 Notes for approximately 6.81 million shares of our common stock and $275.0 million in aggregate principal amount of our 2029 Notes for approximately $302.7 million in cash and approximately 4.19 million shares of our common stock, and used approximately $200.0 million of the proceeds to finance the Atlantic House acquisition. On May 1, 2026, we completed the Atlantic House acquisition, expanding our global ETF lineup with defined outcome and derivatives capabilities.

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Product News

• From February 2026 through April 2026, we launched the following products:

o In Europe, we launched WisdomTree Physical AI, Humanoids and Drones UCITS ETF (WPAI), WisdomTree India Earnings UCITS ETF (EPI), WisdomTree Europe Infrastructure UCITS ETF (WBLD), WisdomTree Tech Megatrends UCITS ETF (TMGT), WisdomTree Asia Defence UCITS ETF (WDAF), WisdomTree Global Defence UCITS ETF (WDGF) and WisdomTree True Emerging Markets UCITS ETF (WEM) on the London Stock Exchange, Börse Xetra, and Borsa Italiana; and

o During the same period, in the U.S. we launched WisdomTree U.S. Adaptive Moving Average Fund (WAMA) and International Adaptive Moving Average Fund (WIMA), both listed on the NASDAQ; and WisdomTree Efficient U.S. Plus International Equity Fund (NTSD) on the New York Stock Exchange (NYSE).

• From February through March 2026, we cross-listed the following products:

o WisdomTree Physical Bitcoin (WBTC), WisdomTree Physical Ethereum (WETH), WisdomTree Physical XRP (WXRP), WisdomTree Physical Solana (SOLW), WisdomTree Physical Stellar Lumens (WXLM), WisdomTree Physical Lido Staked Ether (LSTE), WisdomTree Physical Crypto Altcoins (ALTC) and WisdomTree Physical CoinDesk 20 (WCRX) on Borsa Italiana;

o WisdomTree Global Ex-USA Quality Dividend Growth UCITS ETF (XUSA), WisdomTree Broad Commodities UCITS ETF (PCOM), WisdomTree Strategic Metals and Rare Earths Miners UCITS ETF (RARE), WisdomTree Megatrends UCITS ETF (WMGT), WisdomTree Blockchain UCITS ETF (WBLK) and WisdomTree Strategic Metals UCITS ETF (WENU) on Euronext Paris; and

o WisdomTree Quantum Computing UCITS ETF (WQTM), WisdomTree Uranium and Nuclear Energy UCITS ETF (NCLR), WisdomTree Core Physical Gold (WGLD), WisdomTree Core Physical Silver (WSLV), WisdomTree Global Value UCITS ETF (WTVG), WisdomTree US Value UCITS ETF (WTVU) and WisdomTree Europe Value UCITS ETF (WTVE) in Mexico.

• We also completed the Norway registration of our UCITS ETF range.

• In February and March 2026, WisdomTree won the following awards:

o WisdomTree Emerging Markets Equity Income UCITS ETF (DEMS) won in the ETF Equity Emerging Markets category at the 2026 Mountain View Fund Awards;

o WisdomTree Physical AI, Humanoids and Drones UCITS ETF (WPAI) won innovative Newcomer ETF Award at the XENIX ETF awards France 2026;

o WisdomTree USD Floating Rate Treasury Bond UCITS ETF (USFR) won at the Lipper Fund Awards in the Bond USD Government Short Term passive category; and

o WisdomTree won Best ESG Fixed Income ETF Issuer ($100m-$1bn), Best Crypto Linked ETF Issuer ($1bn+), Best Bitcoin ETF Issuer ($100m+) at the 2026 ETF Express European awards.

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025		June 30, 2025	Mar. 31, 2025
Operating Revenues:
Advisory fees	$134,880	$122,712	$114,485		$103,241	$99,549
Management fees	5,231	4,908	—		—	—
Performance fees	2,955	7,105	—		—	—
Other revenues	16,404	12,709	11,131		9,380	8,533
Total revenues	159,470	147,434	125,616		112,621	108,082
Operating Expenses:
Compensation and benefits	47,517	37,273	33,791		32,827	33,788
Fund management and administration	24,880	24,830	22,353		21,252	20,714
Marketing and advertising	5,392	5,613	4,788		5,330	4,813
Sales and business development	4,197	4,045	3,943		4,232	4,137
Professional fees	3,308	3,596	3,505		3,177	2,782
Occupancy, communications and equipment	1,935	1,892	1,601		1,559	1,482
Depreciation and amortization	2,096	2,043	615		580	540
Third-party distribution fees	5,795	4,772	3,977		4,083	3,112
Acquisition-related costs	1,933	317	2,409		1,967	—
Other	3,067	3,306	2,980		2,982	2,552
Total operating expenses	100,120	87,687	79,962		77,989	73,920
Operating income	59,350	59,747	45,654		34,632	34,162
Other Income/(Expenses):
Interest expense	(11,023)	(11,023)	(8,466)		(5,490)	(5,441)
Interest income	2,592	2,965	4,015		2,090	1,897
Loss on extinguishment of convertible notes	(62,302)	(833)	(13,011)		—	—
Remeasurement of contingent consideration	(2,562)	(710)	—		—	—
Other losses and gains, net	(637)	317	1,325		638	(250)
(Loss)/income before income taxes	(14,582)	50,463	29,517		31,870	30,368
Income tax expense	8,549	10,437	9,816		7,093	5,739
Net (loss)/income	$(23,131)	$40,026	$19,701		$24,777	$24,629
(Loss)/earnings per share—basic	$(0.17)	$0.29	$0.14	(3)	$0.17	$0.17
(Loss)/earnings per share—diluted	$(0.17)	$0.28	$0.13	(3)	$0.17	$0.17
Weighted average common shares—basic	138,005	136,340	139,584		143,076	142,580
Weighted average common shares—diluted	138,005	143,314	150,675		146,640	146,545

As Adjusted (Non-GAAP(1))
Total revenues	$159,470	$147,434	$125,616		$112,621	$108,082
Total operating expenses	$96,752	$85,936	$77,553		$76,022	$73,920
Operating income	$62,718	$61,498	$48,063		$36,599	$34,162
Income before income taxes	$54,654	$53,840	$45,318		$33,798	$30,947
Income tax expense	$14,061	$12,605	$10,842		$7,935	$7,933
Net income	$40,593	$41,235	$34,476		$25,863	$23,014
Earnings per share—diluted	$0.27	$0.29	$0.23		$0.18	$0.16
Weighted average common shares—diluted	152,372	143,314	150,675		146,640	146,545

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 8.2% from the fourth quarter of 2025, driven by higher average AUM, a higher average advisory fee and increased other revenues attributable to our European listed ETPs, partly offset by lower performance fees. Operating revenues increased 47.5% from the first quarter of 2025, driven by higher average AUM, a higher average advisory fee, revenues arising from our acquisition of Ceres Partners, LLC (the “Ceres Acquisition”) and increased other revenues from our European listed ETPs.
•	Our average advisory fee was 0.36% for the first quarter of 2026, compared to 0.35% for both the first and fourth quarters of 2025.

Operating Expenses

•	Operating expenses increased 14.2% from the fourth quarter of 2025 primarily due to higher seasonal compensation expenses related to payroll taxes, benefits and other costs associated with year-end bonus payments, as well as acquisition-related costs associated with our acquisition of Atlantic House and higher third-party distribution fees.
•	Operating expenses increased 35.4% from the first quarter of 2025, primarily due to higher incentive compensation and headcount, as well as increases in fund management and administration expenses, acquisition-related costs, third-party distribution fees and amortization of intangible assets.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the fourth quarter of 2025 and increased 102.6% from the first quarter of 2025 due to a higher level of debt outstanding.
•	Interest income decreased 12.6% from the fourth quarter of 2025 and increased 36.6% from the first quarter of 2025, primarily due to changes in interest rates and the level of interest-earning assets.
•	During the first quarter of 2026, we recognized a $62.3 million loss related to transactions involving our convertible notes, comprised of a loss on extinguishment of $16.9 million associated with the repurchase of $75.0 million in aggregate principal amount of our 2026 Notes and a $45.4 million inducement expense related to the repurchase of $275.0 million in aggregate principal amount of our 2029 Notes.
•	Contingent consideration related to the Ceres Acquisition increased from $11.8 million on December 31, 2025 to $14.4 million at March 31, 2026, resulting in a $2.6 million loss on remeasurement recognized during the first quarter of 2026.
•	Other losses and gains, net, was a loss of $0.6 million for the first quarter of 2026. This included net losses of $0.9 million on our financial instruments owned and net losses of $0.5 million on our investments. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from advisory fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the first quarter of 2026 was negative 58.6%, resulting in income tax expense of $8.5 million. Despite a pre-tax loss for the quarter, we recorded income tax expense primarily due to certain non-deductible amounts associated with the extinguishment of convertible notes, which caused our effective tax rate to differ from the U.S. federal statutory rate of 21.0%. Other items impacting our effective tax rate included non-deductible executive compensation, partly offset by state and local taxes and tax windfalls associated with the vesting of stock-based compensation awards.
•	Our adjusted effective income tax rate for the first quarter of 2026 was 25.7%(1).

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, May 1, 2026 at 11:00 a.m. ET, which, together with all earnings materials, can be accessed via WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will be available shortly after the call.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers.

To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, private market investments and digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our institutional platform, WisdomTree Connect™ and blockchain-native digital wallet, WisdomTree Prime®*, and have expanded into private markets through the acquisition of Ceres Partners’ U.S. farmland platform.

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* The WisdomTree Connect institutional platform and WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://wisdomtreeconnect.com, https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $163.19 billion in assets under management globally, inclusive of assets managed by Ceres Partners, LLC as of the last reportable period.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through WisdomTree Connect and the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

References to third-party platforms, protocols, or use cases are provided for informational purposes only and do not constitute an endorsement, recommendation, or solicitation by WisdomTree or its affiliates. WisdomTree and its affiliates do not control or operate such third-party platforms or protocols and are not responsible for their operation or performance.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2025 includes $718 of stock repurchase excise taxes, which is excluded from net income, but is required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This item is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:
Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

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WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025
GLOBAL PRODUCTS ($ in millions)
Beginning of period assets	$144,525	$137,175	$126,070	$115,787	$109,779
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	32
Add: Assets acquired—Ceres Acquisition	—	1,812	—	—	—
Inflows/(outflows)	5,934	(283)	2,241	3,529	3,052
Market appreciation	2,097	5,821	8,864	6,754	2,924
End of period assets	$152,556	$144,525	$137,175	$126,070	$115,787
Average assets during the period	$154,663	$140,686	$130,760	$119,185	$114,622
Average ETP advisory fee during the period	0.36%	0.35%	0.35%	0.35%	0.35%
Total revenue yield	0.42%	0.42%	0.38%	0.38%	0.38%
Revenue days	90	92	92	91	90
Number of products—end of the period	416	405	397	383	375 (1)
ETPs AND TOKENIZED PRODUCTS
U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$88,521	$88,293	$85,179	$80,531	$79,095
Inflows/(outflows)	2,643	(1,108)	(445)	1,110	1,847
Market (depreciation)/appreciation	(218)	1,336	3,559	3,538	(411)
End of period assets	$90,946	$88,521	$88,293	$85,179	$80,531
Average assets during the period	$91,742	$88,074	$87,205	$81,525	$81,127
Number of ETFs—end of the period	90	85	84	81	78
EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$53,345	$48,290	$40,541	$35,124	$30,684
Inflows	3,118	609	2,448	2,201	1,104
Market appreciation	2,295	4,446	5,301	3,216	3,336
End of period assets	$58,758	$53,345	$48,290	$40,541	$35,124
Average assets during the period	$60,193	$50,102	$42,853	$37,439	$33,415
Number of ETPs—end of the period	306	300	295	285	280
DIGITAL ASSETS ($ in millions)
Beginning of period assets	$770	$592	$350	$132	$—
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	32
Inflows	98	179	238	218	101
Market (depreciation)/appreciation	(1)	(1)	4	—	(1)
End of period assets	$867	$770	$592	$350	$132
Average assets during the period	$781	$695	$702	$221	$80
Number of products—end of the period	19	19	18	17	17 (1)
PRIVATE ASSETS ($ in millions)
Beginning of period assets	$1,889	$—	$—	$—	$—
Add: Assets acquired—Ceres Acquisition	—	1,812	—	—	—
Inflows	75	37	—	—	—
Market appreciation	21	40	—	—	—
End of period assets	$1,985	$1,889	$—	$—	$—
Average assets during the period	$1,947	$1,815	$—	$—	$—
Number of products—end of the period	1	1	—	—	—
ETPs AND TOKENIZED PRODUCT CATEGORIES ($ in millions)
U.S. Equity
Beginning of period assets	$41,427	$40,977	$38,617	$35,628	$35,414
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	9
Inflows	354	191	32	1,287	963
Market (depreciation)/appreciation	(270)	259	2,328	1,702	(758)
End of period assets	$41,511	$41,427	$40,977	$38,617	$35,628
Average assets during the period	$42,394	$41,161	$40,024	$36,080	$36,281

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	Three Months Ended
	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025
Commodity & Currency
Beginning of period assets	$36,980	$31,705	$26,696	$25,487	$21,906
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	1
Inflows/(outflows)	35	177	1,096	(110)	(159)
Market appreciation	3,295	5,098	3,913	1,319	3,739
End of period assets	$40,310	$36,980	$31,705	$26,696	$25,487
Average assets during the period	$41,458	$33,824	$28,162	$25,888	$23,993
International Developed Market Equity
Beginning of period assets	$25,616	$23,893	$21,725	$18,178	$17,602
Inflows	3,495	1,147	478	1,646	474
Market appreciation	75	576	1,690	1,901	102
End of period assets	$29,186	$25,616	$23,893	$21,725	$18,178
Average assets during the period	$29,349	$24,708	$22,481	$19,577	$18,275
Fixed Income
Beginning of period assets	$21,074	$22,509	$22,543	$22,230	$20,043
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	21
Inflows/(outflows)	1,272	(1,358)	(58)	148	2,092
Market appreciation/(depreciation)	49	(77)	24	165	74
End of period assets	$22,395	$21,074	$22,509	$22,543	$22,230
Average assets during the period	$21,187	$21,422	$23,128	$22,526	$21,464
Emerging Market Equity
Beginning of period assets	$10,643	$10,855	$10,957	$9,985	$10,468
(Outflows)/inflows	(206)	(508)	(250)	28	(445)
Market (depreciation)/appreciation	(294)	296	148	944	(38)
End of period assets	$10,143	$10,643	$10,855	$10,957	$9,985
Average assets during the period	$10,902	$10,839	$10,874	$10,295	$10,072
Leveraged & Inverse
Beginning of period assets	$3,275	$2,913	$2,631	$2,133	$1,924
Inflows/(outflows)	565	(15)	(52)	141	116
Market (depreciation)/appreciation	(177)	377	334	357	93
End of period assets	$3,663	$3,275	$2,913	$2,631	$2,133
Average assets during the period	$3,785	$3,097	$2,750	$2,354	$2,083
Cryptocurrency
Beginning of period assets	$2,242	$3,168	$2,087	$1,553	$1,912
Add: Digital Assets—Jan. 1, 2025	—	—	—	—	1
Inflows/(outflows)	137	(117)	764	198	(89)
Market (depreciation)/appreciation	(596)	(809)	317	336	(271)
End of period assets	$1,783	$2,242	$3,168	$2,087	$1,553
Average assets during the period	$2,021	$2,550	$2,412	$1,800	$1,900
Alternatives
Beginning of period assets	$1,379	$1,155	$814	$593	$510
Inflows	207	163	231	191	100
Market (depreciation)/appreciation	(6)	61	110	30	(17)
End of period assets	$1,580	$1,379	$1,155	$814	$593
Average assets during the period	$1,620	$1,270	$929	$665	$554

Headcount	357	360	338	321	315

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2026	Dec. 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$625,505	$311,732
Financial instruments owned, at fair value	65,237	107,117
Accounts receivable	66,112	64,452
Income taxes receivable	1,262	—
Prepaid expenses	8,649	7,338
Other current assets	1,320	1,723
Total current assets	768,085	492,362
Fixed assets, net	401	431
Deferred tax assets, net	6,689	9,803
Investments	28,623	29,075
Right of use assets—operating leases	2,326	2,764
Goodwill	228,624	228,624
Intangible assets, net	747,954	748,957
Other noncurrent assets	1,126	925
Total assets	$1,783,828	$1,512,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$74,910	$149,604
Fund management and administration payable	34,465	29,448
Compensation and benefits payable	19,132	52,435
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,176	13,940
Operating lease liabilities	1,498	1,614
Income taxes payable	—	2,295
Accounts payable and other liabilities	23,948	32,720
Total current liabilities	168,129	282,056
Convertible notes—long term	1,125,434	804,203
Contingent consideration	14,406	11,844
Operating lease liabilities—long term	841	1,166
Total liabilities	1,308,810	1,099,269
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 152,439 and 140,713 at March 31, 2026 and December 31, 2025, respectively	1,524	1,407
Additional paid-in capital	279,000	189,244
Accumulated other comprehensive gain	1,069	2,227
Retained earnings	193,425	220,794
Total stockholders’ equity	475,018	413,672
Total liabilities and stockholders’ equity	$1,783,828	$1,512,941

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss)/income	$(23,131)	$24,629
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Loss on extinguishment of convertible notes	62,302	—
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(25,348)	(15,373)
Stock-based compensation	8,431	6,238
Deferred income taxes	3,395	5,835
Increase in fair value of contingent consideration	2,562	—
Depreciation and amortization	2,096	540
Amortization of issuance costs—convertible notes	1,154	624
Losses on financial instruments owned, at fair value	882	440
Amortization of right of use asset	456	326
Losses/(gains) on investments	452	(316)
Imputed interest on payable to GBH	235	455
Changes in operating assets and liabilities:
Accounts receivable	(1,410)	(394)
Income taxes receivable/payable	(2,572)	(4,092)
Prepaid expenses	(1,360)	(1,522)
Gold and other precious metals	24,825	14,738
Other assets	168	(295)
Fund management and administration payable	5,224	3,150
Compensation and benefits payable	(33,182)	(28,056)
Operating lease liabilities	(459)	(325)
Accounts payable and other liabilities	(6,763)	(232)
Net cash provided by operating activities	17,957	6,370
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(6,003)	—
Cash paid—software development	(980)	(577)
Purchase of fixed assets	(28)	(31)
Proceeds from the sale of financial instruments owned, at fair value	45,650	388
Proceeds from held-to-maturity securities maturing or called prior to maturity	—	6
Net cash provided by/(used in) investing activities	38,639	(214)
Cash flows from financing activities:
Repurchase of convertible notes	(302,675)	—
Common stock repurchased	(24,963)	(12,714)
Dividends paid	(4,744)	(4,626)
Issuance costs—convertible notes	(12,593)	—
Proceeds from the issuance of convertible notes	603,750	—
Excise taxes paid on common stock repurchased	—	(1,868)
Net cash provided by/(used in) financing activities	258,775	(19,208)
(Decrease)/increase in cash flow due to changes in foreign exchange rate	(1,598)	2,234
Net increase/(decrease) in cash, cash equivalents and restricted cash	313,773	(10,818)
Cash, cash equivalents and restricted cash—beginning of year	311,732	181,191
Cash, cash equivalents and restricted cash—end of period	$625,505	$170,373
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,659	$4,042
Cash paid for interest	$18,448	$6,412

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include the following:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. We exclude remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Amortization of intangible assets and remeasurement of contingent consideration arising from our acquisition of Ceres Partners, LLC: On October 1, 2025, we completed the Ceres Acquisition for aggregate consideration consisting of (i) $275 million in cash payable at closing, subject to customary post-closing adjustments and (ii) contingent consideration of up to $225 million, payable in 2030, contingent upon Ceres Partners, LLC achieving a compound annual growth rate in revenues of 12% to 22% during the measurement period of January 1, 2025 through December 31, 2029. GAAP requires contingent consideration to be re-measured each reporting period with changes in fair value reported in net income. In addition, a portion of the consideration totaling $143.5 million was allocated to intangible assets, which is amortized over 25 years. We exclude changes in fair value of contingent consideration and amortization of intangible assets arising from the Ceres Acquisition when calculating our non-GAAP financial measurements as these items are not core to our operating business.

Other items: Losses related to convertible notes transactions, changes in deferred tax asset valuation allowance, acquisition-related costs, imputed interest on our payable to Gold Bullion Holdings (Jersey) Limited (“GBH”) and gains and losses recognized on our investments are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

Net (loss)/income, as reported	$(23,131)	$40,026	$19,701	$24,777	$24,629
Add back: Losses related to convertible notes transactions, net of income taxes	62,280	505	12,763	—	—
Deduct: Tax windfalls upon vesting of stock-based compensation awards	(4,421)	—	(76)	(4)	(2,083)
Add back: Increase in fair value of contingent consideration, net of income taxes	1,940	538	—	—	—
Add back: Acquisition-related costs, net of income taxes	1,933	240	1,824	1,489	—
Add back: Amortization of intangible assets arising from the Ceres Acquisition, net of income taxes	1,087	1,086	—	—	—
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	668	8	(810)	(972)	333
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(435)	(141)	—	1,136	—
Add back/(deduct): Losses/(gains) recognized on investments, net of income taxes	342	(75)	734	(458)	(239)
Add back: Imputed interest on payable to GBH, net of income taxes	179	285	364	354	344
Add back/(deduct): Increase/(decrease) in deferred tax asset valuation allowance on capital losses	151	(1,237)	(24)	(459)	30
Adjusted net income	$40,593	$41,235	$34,476	$25,863	$23,014
Weighted average common shares—diluted	152,372	143,314	150,675	146,640	146,545
Adjusted earnings per share—diluted	$0.27	$0.29	$0.23	$0.18	$0.16

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

Operating revenues	$159,470	$147,434	$125,616	$112,621	$108,082
Deduct: Fund management and administration	(24,880)	(24,830)	(22,353)	(21,252)	(20,714)
Gross margin	$134,590	$122,604	$103,263	$91,369	$87,368
Gross margin percentage	84.4%	83.2%	82.2%	81.1%	80.8%

	Three Months Ended
Adjusted Operating Income and Adjusted Operating Income Margin:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

Operating revenues	$159,470	$147,434	$125,616	$112,621	$108,082
Operating income	59,350	59,747	$45,654	$34,632	$34,162
Add back: Amortization of intangible assets arising from the Ceres Acquisition	1,435	1,434	—	—	—
Add back: Acquisition-related costs	1,933	317	2,409	1,967	—
Adjusted operating income	$62,718	$61,498	$48,063	$36,599	$34,162
Adjusted operating income margin	39.3%	41.7%	38.3%	32.5%	31.6%

13

	Three Months Ended
Adjusted Total Operating Expenses:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

Total operating expenses	$100,120	$87,687	$79,962	$77,989	$73,920
Deduct: Amortization of intangible assets arising from the Ceres Acquisition	(1,435)	(1,434)	—	—	—
Deduct: Acquisition-related costs	(1,933)	(317)	(2,409)	(1,967)	—
Adjusted total operating expenses	$96,752	$85,936	$77,553	$76,022	$73,920

	Three Months Ended
Adjusted Income Before Income Taxes:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

(Loss)/income before income taxes	$(14,582)	$50,463	$29,517	$31,870	$30,368
Add back: Losses related to convertible notes transactions	62,302	833	13,011	—	—
Add back: Increase in fair value of contingent consideration	2,562	710	—	—	—
Add back: Acquisition-related costs	1,933	317	2,409	1,967	—
Add back: Amortization of intangible assets arising from the Ceres Acquisition	1,435	1,434	—	—	—
Add back/(deduct): Losses/(gains) on financial instruments owned	882	10	(1,070)	(1,284)	440
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(566)	(205)	—	1,383	—
Add back/(deduct): Losses/(gains) recognized on investments	452	(99)	970	(605)	(316)
Add back: Imputed interest on payable to GBH	236	377	481	467	455
Adjusted income before income taxes	$54,654	$53,840	$45,318	$33,798	$30,947

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025

Adjusted income before income taxes (above)	$54,654	$53,840	$45,318	$33,798	$30,947
Income tax expense	$8,549	$10,437	$9,816	$7,093	$5,739
Add back: Tax windfalls upon vesting of stock-based compensation awards	4,421	—	76	4	2,083
Add back: Tax benefit arising from convertible notes transactions	22	328	248	—	—
Add back: Tax benefit arising from increase in fair value of contingent consideration	622	172	—	—	—
Add back: Tax benefit of intangible asset amortization arising from the Ceres Acquisition	348	348	—	—	—
Add back/(deduct): Tax benefit/(expense) arising from losses/(gains) on financial instruments owned	214	2	(260)	(312)	107
(Deduct)/add back: (increase)/decrease in deferred tax asset valuation allowance on capital losses	(151)	1,237	24	459	(30)
(Deduct)/add back: Tax (expense)/benefit on foreign currency remeasurement losses on U.S. dollar balances	(131)	(64)	—	247	—
Add back/(deduct): Tax benefit/(expense) on losses/(gains) on investments	110	(24)	236	(147)	(77)
Add back: Tax benefit on imputed interest	57	92	117	113	111
Add back: Tax benefit on acquisition-related costs	—	77	585	478	—
Adjusted income tax expense	$14,061	$12,605	$10,842	$7,935	$7,933
Adjusted effective income tax rate	25.7%	23.4%	23.9%	23.5%	25.6%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Connect™ and WisdomTree Prime®, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits arising from our acquisitions of Ceres Partners, LLC, and Atlantic House Holdings Limited, including financial or strategic outcomes; and
•	our ability to successfully implement our strategic goals relating to the acquisitions and integrate the acquired businesses.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Additional risks include those associated with the acquisitions of Ceres Partners, LLC and Atlantic House Holdings Limited, including the risk that the integrations may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth, realization of synergies, or the ability to raise additional capital into the funds of the acquired businesses) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

15

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

16